EXHIBIT 99.1

NEWS RELEASE

Contact:	Maureen Kolb (443) 327-1238 mkolb@safenet-inc.com www.safenet-inc.com

SafeNet Reports Fourth Quarter and 2004 Financial Results
Company Reports Record Revenues and EPS; Increases 2005 Revenue Guidance to $255 to $275 Million

BALTIMORE, Maryland—February 1, 2005 — SafeNet (NASDAQ: SFNT), setting the standard for information security, today announced results for the fourth quarter and year ended December 31, 2004.

Revenues for the three-month period ended December 31, 2004, increased 241% to $63.8 million, compared to $18.7 million for the same period in 2003. On a sequential basis, revenues increased by 7.4% from the third quarter of 2004, or approximately $4.4 million.

Adjusted net income for the 2004 fourth quarter was $11.0 million, or $0.44 per diluted share, compared to $4.5 million, or $0.32 per diluted share, for the quarter ended December 31, 2003. The quarterly adjusted net income and per share information excludes acquisition-related expenses, restructuring charges, and assumes a 35% effective income tax rate.

The net income calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended December 31, 2004, was approximately $1.3 million or $0.05 per diluted share, which compares to a GAAP net income of $4.3 million, or $0.31 per diluted share, for the same period of 2003. The GAAP results for the three months ended December 31, 2004 include expenses related to acquisitions, including amortization of intangibles of $5.9 million, amortization of unearned compensation of $1.9 million, integration costs of $8.1 million, and their tax effects, resulting in an increase to adjusted net income of $9.8 million, or $0.39 per diluted share. This compares to an adjusted net income increase of $0.2 million, or $0.01 per diluted share, for the quarter ended December 31, 2003.

Revenues for the year ended December 31, 2004, were $201.6 million, compared to $66.2 million for the same period in 2003, an increase of 205%.

Adjusted net income for the year ended December 31, 2004, was $30.7 million, or $1.36 per diluted share, compared to $10.7 million, or $0.89 per diluted share, for the year ended December 31, 2003. The yearly adjusted net income and per share information excludes acquisition related expenses and assumes a 35% income tax rate.

The net income calculated on a GAAP basis for the year ended December 31, 2004, was $2.2 million, or $0.10 per diluted share, which compares to a loss of $6.1 million, or $0.54 per diluted share for 2003. The GAAP results for the year ended December 31, 2004 include expenses related to acquisitions, including amortization of intangibles of $19.7 million, amortization of unearned compensation of $6.4 million, integration costs of $16.0 million, and their tax effects, resulting in an increase to adjusted net income of $28.5 million, or $1.26 per diluted share. This compares to an adjusted net income increase of $16.8 million, or $1.40 per diluted share, for the year ended December 31, 2003.

Anthony Caputo, Chairman and CEO of SafeNet, stated, “Not only were we very successful in integrating Rainbow Technologies into SafeNet, our staff never lost focus of our 2004 business objectives. We finished the year very well, achieving the revenue and earnings guidance we had provided at the time of the Rainbow merger, with particularly strong EPS and operating income that, in our view, indicates our future earning potential.”

Caputo continued, “We have scaled significantly as a company, and we are confident that in 2005 our customers will see new combinations of products and solutions resulting from further product integration of several of our recent acquisitions. This is truly the case of one plus one equaling three.”

Business Updates

Since the beginning of the fourth quarter of 2004, SafeNet has announced:

     Customer Wins

•	The United States Air Force, as part of the government’s Cryptographic Modernization (CM) program, has placed its second order for key management modules under a multi-year production contract to SafeNet. The value of the order was $7.25 million.

•	The selection of the SafeEnterprise™ SONET Encryptor by Fifth Third Bank. Fifth Third Bank, highly rated by Fortune Magazine, turned to SafeNet to encrypt their high-speed backbone SONET links at networking speeds from OC3 through OC12, replacing a router-based VPN installation.

•	The selection of SafeNet’s SafeXcel™ IP Security Engines by K-Micro (Kawasaki Microelectronics), a leader in advanced yet affordable ASICs. K-Micro licensed SafeXcel IP to add to its ASIC intellectual property (IP) portfolio to integrate powerful and cost-effective security into ASICs for applications such as office automation and secure networking products.

     Product Announcements

•	SafeNet’s SafeEnterprise™ SSL iGate gateway and Luna SA Hardware Security Module (HSM) were selected by SC Magazine for their “Best of 2004” annual December issue. Throughout 2004, SC Magazine tested hundreds of new information security products and recommended the best products for their reader’s various needs. The December issue of SC Magazine contains the definitive guide to the best security products of 2004.

•	The availability of an expanded line of proven SafeXcel IP Security Engines in response to customer demand for new features, performance improvements and streamlined, cost-effective licensing. These OEM-ready, off-the-shelf IP Security Engines are based on SafeNet’s proven designs, which are deployed in millions of consumer and enterprise systems around the world.

•	SafeEnterprise™ SSL iGate gateway received certification from the Virtual Private Network Consortium (VPNC) for its real-world usability. The VPNC has extended its interoperability program to include SSL security, and is issuing two new logo programs- the SSL Portal and SSL Exchange Logos. SafeNet is one of the first nine companies to recently receive these additional logos for its SSL iGate.

     Acquisitions

•	The completion of the acquisition of Datakey, Inc. This acquisition enhances SafeNet’s ability to meet the demands of enterprise customers for secure and simplified user access and authentication.

Current Outlook for First Quarter and Full Year 2005

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.

For the year ended December 31, 2005, the Company increases its prior guidance to achieve revenues in the range of $255 to $275 million. Adjusted net income guidance for 2005 is expected to be between $1.55 and $1.65 per diluted share. Adjusted guidance excludes estimated integration costs of $2.0 to $4.0 million, amortization of acquired intangibles of $22.5 million, and amortization of unearned compensation of $5.1 million. These adjustments net of a 35% effective tax rate are expected to increase net income by approximately $22.0 to $26.0 million, or approximately $0.88 to $0.98 per diluted share. The GAAP income per share guidance for 2005 is between $0.64 and $0.74 per diluted share.

For the quarter ending March 31, 2005, SafeNet currently expects to achieve revenues in the range of $57.0 to $61.0 million . The adjusted net income is expected to be in the range of $0.30 to $0.34 per diluted share. Adjusted guidance excludes integration costs of approximately $2.0 to $4.0 million, amortization of acquired intangible assets of $5.7 million, and amortization of unearned compensation of $1.5 million. These adjustments net of a 35% effective tax rate are expected to increase net income by approximately $7.0 to $8.0 million, or $0.28 to $0.31 per diluted share. The GAAP net income is expected to be in the range of $0.01 to $0.04 per diluted share.

Conference Call

As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-888-396-2298 and use passcode 67037754 within the United States. If you are calling from outside the U.S., please dial 1-617-847-8708 and use passcode 67037754. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.

About SafeNet, Inc.

SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others: the risk that the SafeNet and Rainbow businesses will not be integrated successfully; costs related to the merger with Rainbow; and other economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in its filings with the Securities and Exchange Commission, including SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

Editor’s Note: SafeNet is a registered trademark and SafeXcel, QuickSec, and SafeEnterprise are trademarks of SafeNet, Inc. All other trademarks are the property of their respective owners.

[Financial Statements to Follow]

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SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	September 30,	December 31,
	2004	2004	2003
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,057	$80,672	$21,651
Restricted cash	—	4,479	2,800
Short term investments	93,310	93,313	92,280
Accounts receivable, net of allowance for doubtful accounts of $2,264, $2,538, and $940	55,110	43,283	13,191
Inventories, net of reserve of $1,749, $1,026 and $1,275	17,858	14,845	3,123
Unbilled costs and fees	1,259	957	—
Deferred taxes	9,694	3,293	—
Other current assets	4,511	4,814	1,414

Total current assets	256,799	245,656	134,459
Equipment and leasehold improvements, net of accumulated depreciation of $6,388, $5,472, and $6,875	18,286	15,737	3,809
Computer software development costs, net of accumulated amortization of $2,619, $2,155, and $1,696	2,349	2,600	1,982
Goodwill	304,586	308,240	42,407
Intangible assets, net of accumulated amortization of $29,187, $23,047 and $9,280	139,385	140,477	23,599
Other assets	1,993	3,627	1,900

	$723,398	$716,337	$208,156

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$11,538	$11,416	$3,799
Accrued salaries and commissions	12,932	11,661	3,770
Advance payments and deferred revenue	11,318	9,236	4,791
Accrued acquisition costs	153	593	—
Accrued warranty	3,192	3,296	259
Other accrued expenses	7,821	7,781	2,509
Due to former owners of acquired company	—	3,850	2,800
Deferred income taxes	—	7,538	2,607
Accrued income taxes	6,836	9,907	2,294

Total current liabilities	53,790	65,278	22,829

Deferred tax liabilities	50,922	46,532	4,149
Other long-term liabilities	6,391	7,372	2,181

Total liabilities	111,103	119,182	29,159

Stockholders’ equity:
Preferred stock, $.01 par value per share.
Authorized 50,000 shares, none issued and outstanding	—	—	—
Common stock, $.01 par value per share.	244	241	133
Authorized 50,000 shares, issued 24,408, 24,111 and 13,286 shares	244	241	133
Additional paid-in capital	633,433	625,572	199,783
Unearned compensation	(6,719)	(8,613)	—
Unrealized loss on securities	(279)	—	—
Accumulated other comprehensive income	9,721	5,321	5,394
Accumulated deficit	(24,105)	(25,366)	(26,313)

Net stockholders’ equity	612,295	597,155	178,997

	$723,398	$716,337	$208,156

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2004	2003	2004	2004	2003
Revenues (1)
Licenses and royalties	$2,377	$8,762	$2,449	$9,677	$16,464
Products	55,630	6,718	51,892	172,193	38,797
Service and maintenance	5,830	3,255	5,109	19,778	10,933

	63,837	18,735	59,450	201,648	66,194

Cost of revenues	31,436	3,206	29,901	99,502	16,837

Gross profit	32,401	15,529	29,549	102,146	49,357

Research and development expenses	6,734	3,482	6,179	23,915	14,664
Sales and marketing expenses	9,031	4,094	8,414	28,753	14,929
General and administrative expenses	4,130	1,864	4,309	16,432	6,716
Write-off of acquired in-process research and development costs	—	—	—	—	9,681
Costs of integration of acquired companies	8,060	807	4,573	15,994	3,934
Restructuring charges	(285)	—	100	1,300	—
Amortization of unearned compensation	1,379	—	2,028	5,925	—
Amortization of acquired intangible assets	2,441	1,361	2,304	8,615	4,710

Total operating expenses	31,490	11,608	27,907	100,934	54,634

Operating income (loss)	911	3,921	1,642	1,212	(5,277)

Interest and other income, net	545	357	825	2,594	807

Income (loss) before income taxes	1,456	4,278	2,167	3,806	(4,470)

Income tax expense	(195)	(11)	(1,471)	(1,599)	(1,618)

Net income (loss)	$1,261	$4,267	$996	$2,207	$(6,088)

Net income (loss) per common share:
Basic	$0.05	$0.32	$0.04	$0.10	$(0.54)

Diluted	$0.05	$0.31	$0.04	$0.10	$(0.54)

Shares used in computation:
Basic	24,252	13,281	23,976	21,816	11,350
Diluted	25,277	13,987	24,558	22,637	11,350

(1) Certain amounts were reclassed to conform to current period presentation.

SAFENET, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AS ADJUSTED
(Unaudited - In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2004	2003	2004	2004	2003
Revenues (1)
Licenses and royalties	$2,377	$8,762	$2,449	$9,677	$16,464
Products	55,630	6,718	51,892	172,193	38,797
Service and maintenance	5,830	3,255	5,109	19,778	10,933

	63,837	18,735	59,450	201,648	66,194

Cost of revenues	27,491	2,797	26,832	87,882	14,185

Gross profit	36,346	15,938	32,618	113,766	52,009

Research and development expenses	6,734	3,482	6,179	23,915	14,664
Sales and marketing expenses	9,031	4,094	8,414	28,753	14,929
General and administrative expenses	4,130	1,864	4,309	16,432	6,716

Total operating expenses	19,895	9,440	18,902	69,100	36,309

Operating income	16,451	6,498	13,716	44,666	15,700

Interest and other income, net	545	357	760	2,594	807

Income before income taxes	16,996	6,855	14,476	47,260	16,507

Income tax expense	(5,949)	(2,399)	(5,067)	(16,541)	(5,777)

Net income	$11,047	$4,456	$9,409	$30,719	$10,730

Net income per common share:
Basic	$0.46	$0.34	$0.39	$1.41	$0.95

Diluted	$0.44	$0.32	$0.38	$1.36	$0.89

Shares used in computation:
Basic	24,252	13,281	23,976	21,816	11,350
Diluted	25,277	13,987	24,558	22,637	12,016

(1) Certain amounts were reclassed to conform to current period presentation.

Reconciliation to GAAP:

Cost of revenues
Amortization of acquired intangibles	$3,429	$409	$3,288	$11,104	$2,652
Amortization of unearned compensation	516	—	—	516	—
Operating expenses
Write-off of acquired in-process R&D	—	—	—	—	9,681
Restructuring charges	(285)	—	100	1,300	—
Integration costs	8,060	807	4,573	15,994	3,934
Amortization of unearned compensation	1,379	—	2,028	5,925	—
Amortization of acquired intangibles	2,441	1,361	2,304	8,615	4,710

Income taxes adjustment	(5,754)	(2,388)	(3,596)	(14,942)	(4,159)

Total adjustments	$9,786	$189	$8,697	$28,512	$16,818